Exhibit 10.2

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT (the “Fourth Amendment”) is made and entered into as of May 3, 2017, by and among EDGEWATER TECHNOLOGY, INC., a Delaware corporation (the “Company”) and DAVID CLANCEY (“Employee”).

RECITALS

WHEREAS, Company and Employee entered into that certain Employment Agreement dated June 12, 2007 (the “Employment Agreement”) for a term commencing on June 12, 2007 and continuing through December 31, 2010; and

WHEREAS, Company and Employee by their First Amendment to Employment Agreement agreed to extend the term of the Employment Agreement through December 31, 2013; and

WHEREAS, Company and Employee by their Second Amendment to Employment Agreement agreed to extend the term of the Employment Agreement through December 31, 2016; and

WHEREAS, Company and Employee by their Third Amendment to Employment Agreement agreed to extend the term of the Employment Agreement through December 31, 2017; and

WHEREAS, Company terminated Employee’s employment without Cause effective as of March 16, 2017 entitling Employee to receive certain severance benefits as provided for in the Employment Agreement; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. Effective as of the Termination Date, the term “Continued Health Care Coverage,” as used in the Employment Agreement, shall mean only health and dental insurance coverage and shall expressly exclude life and disability insurance coverage. As of the Termination Date, the Company shall have no obligation of any nature to provide life and/or disability insurance coverage to Employee under the Employment Agreement or otherwise.

2. The period of time that the Company is required to provide the Employee with Continued Health Care Coverage, as said term is amended herein and to the extent provided in the Employment Agreement, shall be increased from a period of two (2) years from the Termination Date to a period of three (3) years from the Termination Date.

3. Except as expressly amended herein, all other terms and conditions of the Employment Agreement, the First Amendment to the Employment Agreement, the Second Amendment to the Employment Agreement and the Third Amendment to the Employment Agreement, to the extent the same survive Employee’s termination, shall remain in full force and effect, unaltered and unaffected hereby, and the parties hereby ratify and confirm their rights and obligations as set forth in said Employment Agreement, as amended herein.

5. This Fourth Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware.

6. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile or PDF shall be effective as delivery of a manually-executed counterpart of this Fourth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above, intending this document to take effect as a sealed instrument.

COMPANY: EDGEWATER TECHNOLOGY, INC.

By:	/s/ Jeffrey Rutherford
Name:	Jeffrey Rutherford
Title:	Chairman, Interim President and Interim CEO

EMPLOYEE: /s/ David Clancey David Clancey